UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2019

Micron Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices, including zip code)

(208) 368-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into Material Definitive Agreement.

On February 4, 2019, Micron Technology, Inc. (“Micron”) entered into an underwriting agreement with Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of $600,000,000 aggregate principal amount of 4.640% senior unsecured notes due February 6, 2024 (the “2024 Notes”), $500,000,000 aggregate principal amount of 4.975% senior unsecured notes due February 6, 2026 (the “2026 Notes”) and $700,000,000 aggregate principal amount of 5.327% senior unsecured notes due February 6, 2029 (the “2029 Notes” and, together with the 2024 Notes and the 2026 Notes, the “Notes”).  The Notes were issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-220882), including the prospectus contained therein, filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated February 4, 2019 and a related final prospectus supplement dated February 4, 2019.  The transaction closed on February 6, 2019.

Underwriting Agreement

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture and Supplemental Indenture

Each series of Notes was issued pursuant to an indenture, dated as of February 6, 2019 (the “Base Indenture”), as supplemented by a first supplemental indenture, dated as of February 6, 2019 (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”), between Micron and U.S. Bank National Association, as trustee. The Indenture contains certain covenants, events of default and other customary provisions.

The 2024 Notes bear interest at a rate of 4.640% per year and will mature on February 6, 2024.  The 2026 Notes bear interest at a rate of 4.975% per year and will mature on February 6, 2026.  The 2029 Notes bear interest at a rate of 5.327% per year and will mature on February 6, 2029.  Interest on the 2024 Notes is payable on February 6 and August 6 of each year, beginning on August 6, 2019.  Interest on the 2026 Notes is payable on February 6 and August 6 of each year, beginning on August 6, 2019.  Interest on the 2029 Notes is payable on February 6 and August 6 of each year, beginning on August 6, 2019.

Micron may redeem some or all of the applicable series of Notes, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes of such series matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 35 basis points for the 2024 Notes, 40 basis points for the 2026 Notes and 40 basis points for the 2029 Notes, plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

In addition, Micron may redeem any 2024 Notes, 2026 Notes or 2029 Notes on or the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.  The Notes are unsecured and rank equally in right of payment with all of Micron’s other unsecured senior indebtedness.

If Micron experiences specified change of control triggering events, Micron must offer to repurchase the Notes of each series at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

“Par Call Date” means (i) January 6, 2024 with respect to any 2024 Notes (one month prior to the maturity date of the 2024 Notes), (ii) December 6, 2025 with respect to any 2026 Notes (two months prior to the maturity date of the 2026 Notes) and (iii) November 6, 2028 with respect to any 2029 Notes (three months prior to the maturity date of the 2029 Notes).

The Indenture contains limited affirmative and negative covenants of Micron; each of which are subject to a number of limitations and exceptions in the Indenture. The negative covenants restrict the ability of Micron and certain of its subsidiaries to incur liens on principal property (as defined in the Indenture); to engage in sale and lease-back transactions with respect to any principal property; and the ability of Micron to consolidate, merge or convey, transfer or lease all or substantially all of its properties and assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. Micron’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

Micron intends to use the net proceeds of the offering of the notes primarily for the extinguishment of its obligations with respect to its 3.00% Convertible Senior Notes due 2043, which may include payments in settlement of conversion or redemption. Micron intends to use the remaining net proceeds of the offering of the notes for general corporate purposes, which may include capital expenditures, working capital and the repayment, repurchase, redemption or other retirement of our existing indebtedness.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture, the form of the 2024 Notes, the form of the 2026 Notes and the form of the 2029 Notes which are filed with this report as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively.

Item 8.01   Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Micron, has issued an opinion to Micron dated February 6, 2019 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated February 4, 2019, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters on Schedule I attached thereto

4.1	Indenture, dated February 6, 2019, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee
4.2	Supplemental Indenture, dated February 6, 2019, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee
4.3	Form of Note for Micron Technology, Inc.’s 4.640% Notes due 2024 (incorporated by reference from Exhibit 4.2 hereto)
4.4	Form of Note for Micron Technology, Inc.’s 4.975% Notes due 2026 (incorporated by reference from Exhibit 4.2 hereto)
4.5	Form of Note for Micron Technology, Inc.’s 5.327% Notes due 2029 (incorporated by reference from Exhibit 4.2 hereto)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

By:	/s/ David A. Zinsner
David A. Zinsner Senior Vice President and Chief Financial Officer

Date:  February 6, 2019